Exhibit H8
(LOGO)     JANUS CAPITAL
Group
151 Detroit Street
Denver, CO 80208
August 14, 2006
Principal Life Insurance Company
Attn: Mark A. Stark
P.O. Box 9397
Des Moines, IA 50306-9397
Re:      Action Requested — Distribution, Shareholder Servicing, Administrative Servicing and Fund/SERV Agreements relating to Janus Adviser Series, Janus Aspen Series and/or Janus Investment Fund.
Dear Client:
Effective May 23, 2005, the Securities and Exchange Commission adopted Rule 22-c(2) (and as may be amended from time to time, the “Rule”) of the Investment Company Act of 1940 (the “1940 Act”). The Rule requires that Janus enter into written agreements with its financial intermediaries (as such term is defined in the Rule) whereby each such financial intermediary agrees to provide Janus with certain shareholder identity and transaction information and to carry out certain instructions from Janus. These requirements are designed to allow Janus to more effectively enforce its market timing policies in an effort to protect Janus and its shareholders from the harmful effects of short-term trading.
You (“Intermediary”) are currently party to one or more of the above (or similar) agreements with one or more of the Janus entities (all such agreements of which you are currently a party are collectively referred to herein as the “Current Agreements”). In order to comply with the Rule, Janus and Intermediary desire to supplement the Current Agreements pursuant to and in accordance with this letter agreement (“Letter Agreement”).
For good and valuable consideration, the receipt of which is hereby acknowledged, Janus and Intermediary hereby agree to supplement the Current Agreements as follows:
1. Shareholder Information
     1.1 Agreement to Provide Information. Intermediary agrees to provide Janus, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every
Contract# JAN - 07483-2006-08-14-IND

purchase, redemption, transfer, or exchange of Shares held through an account of Janus maintained by the Intermediary during the period covered by the request.
          1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. Janus may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by Janus for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by Janus.
          1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to Janus or its designee promptly, but in any event not later than three (3) business days, after receipt of a request. If the requested information is not on the Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to Janus the requested information from shareholders who hold an account with an indirect intermediary; or (ii) if directed by Janus, block further purchases of fund Shares from the indirect intermediary. In such instance, Intermediary agrees to inform Janus whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to Janus should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as provided for in the Rule.
          1.1.3 Limitations on Use of Information. Janus agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.
     1.2 Agreement to Restrict Trading. Intermediary agrees to execute written instructions from Janus to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by Janus as having engaged in transactions of the fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by Janus for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by Janus.
          1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
          1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.
          1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to Janus that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.
     1.3. Definitions For purposes of this Letter Agreement:
            1.3.1 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by Janus under the 1940 Act that are held by the Intermediary.
            1.3.2 The term “Shareholder” means:
            a. the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name;
            b. as this Letter Agreement relates to retirement plan accounts, the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of the Shares; and
            c. as this Letter Agreement relates to accounts of variable annuities or variable life insurance contracts, the holder of interest in a variable annuity or variable life insurance contract issued by the Intermediary.
            1.3.4 The term “written” includes electronic writings and facsimile transmissions.
[Remainder of page intentionally left blank. Signature page follows.]

     Please acknowledge your agreement to this Letter Agreement by signing where indicated below and return it to the following address:
Janus Distributors LLC
151 Detroit Street
Denver, CO 80206
Attn: Denise Roberson
Please address all questions or comments to Denise Roberson at 303-316-5765 or at denise.roberson@janus.com

Sincerely,
/s/ Michelle Rosenberg
Michelle Rosenberg
Assistant Vice President

AGREED AND ACKNOWLEDGED:

Principal Life Insurance Company

By:	/s/ Mark A. Stark
Name:	MARK A. STARK
Title:	DIRECTOR-INVESTMENT SERVICES

JANUS LOGO	JANUS FUNDS • 100 FILLMORE STREET • DENVER, COLORADO 80206 • 4920 PH : 303.333.3863 www.janus.com
October  19, 2001
Sarah Pitts, Counsel
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392
Re:      Distribution and Shareholder Services Agreement — Janus Aspen Series — Service Shares
Dear Ms. Pitts:
This letter is to request you enter into a new Distribution and Shareholder Services Agreement (“Agreement”) with Janus to permit you to continue to receive 12b-l fees. We believe a new agreement is required in light of the following transaction.
As you may be aware, on October 3, 2001, Tom Bailey, Chairman and CEO of Janus Capital Corporation (“Janus Capital”), exercised certain rights under his contract with Stilwell Financial Inc. (“Stilwell”), to sell his remaining 6.2% stake in Janus Capital to Stilwell. (Stilwell currently owns 91.6% of the shares of Janus Capital. Subsequent to this transaction, certain contractual provisions guaranteeing Mr. Bailey certain management rights will also terminate. Janus and Stilwell have agreed that Mr. Bailey’s contractual rights will terminate on March 28, 2002. Although the transaction will result in a change in the ownership structure of Janus Capital, it is anticipated that the operation of Janus Capital will remain unchanged. Mr. Bailey and Stilwell both intend that Mr. Bailey will continue to serve as CEO of Janus Capital.
The current Distribution and Shareholder Services Agreement with your firm (“Current Agreement”) provides for automatic termination in the event of its “assignment” as defined in the 1940 Act. Although the sale of Mr. Bailey’s shares is not the sale of a controlling block of the adviser’s shares and therefore not an “assignment” under the 1940 Act, reasonable arguments can be made that the termination of his contractual rights does effect an assignment. Since Janus Distributors, Inc. is a wholly owned subsidiary of Janus Capital, the transaction could also constitute an “assignment” of the Agreements. Therefore, to remove any doubt as to the continuation of the Current Agreement, we request you enter into a new Distribution and Shareholder Services Agreement with the same terms as the Current Agreement (except with a new effective date).
Please indicate your acceptance of a new Distribution and Shareholder Services Agreement, with the same terms as the Current Agreement, by signing in the space provided below and return a signed copy of this letter to us in the enclosed postage paid envelope no later than November 15, 2001. The new Agreement will be effective as of close of business on March 28, 2002.
Contract# JAN - 06073 - 2001 - 10 - 19 - IND

Thank you for your attention to this matter. If you have any questions or need additional information, please call me at 303-316-5748 or Mary Stone at (303) 336-7427.
Very truly yours,
/s/ Justin Wright

Justin Wright
Associate Counsel

Acknowledged and Agreed:

Principal Life Insurance Company

/s/ David House, Asst. Dir.

Date: 11/9/01

2

DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
Service Shares of Janus Aspen Series
(for Insurance Companies)
     This Agreement is made as of Aug. 28, 2000, by and between Janus Distributors, Inc. (the “Distributor”), a Colorado corporation, and Principal Life Insurance Company (the “Company”), an Iowa corporation.
Recitals
     A. The Company has entered into a participation agreement with Janus Aspen Series (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (the “1940 Act”) with respect to the purchase of a class of shares designated “Service Shares” of one or more series of the Trust (each a “Portfolio”) by certain separate accounts of the Company (“Accounts”).
     B. The Distributor serves as the distributor to Service Shares.
     C. The Company desires to provide certain distribution and shareholder services to owners (“Contract Owners”) of variable life insurance policies or variable annuity contracts (“Contracts”) in connection with their allocation of contract values in the Service Shares of the Portfolios and Distributor desires Company to provide such services, subject to the conditions of this Agreement.
     D. Pursuant to Rule 12b-l under the 1940 Act, the Service Shares of each Portfolio have adopted a Distribution and Shareholder Servicing Plan (the “12b-l Plan”) which, among other things, authorizes the Distributor to enter into this Agreement with organizations such as Company and to compensate such organizations out of each Portfolio’s average daily net assets attributable to the Service Shares.
Agreement
     1. Services of Company
          (a) The Company shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Contract Owners who allocate contract values to the Service Shares of the Portfolios: delivering prospectuses, statements of additional information, shareholder reports, proxy statements and marketing materials to prospective and existing Contract Owners; providing educational materials regarding the Service Shares; providing facilities to answer questions from prospective and existing Contract Owners about the Portfolios; receiving and answering correspondence; complying with federal and state securities laws pertaining to the sale of Service Shares; assisting Contract Owners in completing application forms and selecting account options; and providing Contract Owner record-keeping and similar administrative services.
          (b) The Company will provide such office space and equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide such services to Contract Owners.
          (c) The Company will furnish to the Distributor, the Trust or their designees such information as the Distributor may reasonably request, and will otherwise cooperate with the Distributor in the preparation of reports to the Trust’s Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.
     2. Indemnification. The Company shall indemnify Distributor, the Trust, and their affiliates, directors, trustees, employees and shareholders for any loss (including without limitation, litigation costs and expenses and attorneys’ and experts’ fees) directly resulting from Company’s negligent or willful act, omission or error, or Company’s breach of this Agreement. Such indemnification shall survive termination of the Agreement.
     3. Maintenance of Records. The Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services herein. Upon the reasonable request of Distributor or the Trust, Company shall provide Distributor, the Trust or the representative of either, copies of all such records.
     4. Fees. In consideration of Company’s performance of the services described in this Agreement, Distributor shall pay to the Company a monthly fee (“Distribution Fee”) calculated as follows: the average aggregate amount invested in each month in the Service Shares of each Portfolio by the Accounts is multiplied by a pro-rata fee factor. The pro-rata fee factor is calculated by: (a) dividing the per annum factor set forth on Exhibit A for the Service Shares of each Portfolio by the number of days in the applicable year, and (b) multiplying the result by the actual number of days in the applicable month. The average aggregate amount invested over a one-month period shall be computed by totaling the aggregate investment by the Accounts (share net asset value multiplied by total number of shares held) on each calendar day during the month and dividing by the total number of calendar days during such month.
          Distributor will calculate the fee at the end of each month and will make such reimbursement to the Company. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Distributor and such other supporting data as may be reasonably requested by the Company.

     5. Representations, Warranties and Agreements. The Company represents, warrants, and covenants that:
          (a) It and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein;
          (b) It will not purchase Service Shares with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans and the Service Fee does not include any payment to the Company that is prohibited under the Employee Retirement Income Securities Act of 1974 (“ERISA”) with respect to any assets of a Contract Owner invested in a Contract using the Portfolios as investment vehicles;
          (c) If required by applicable law, the Company will disclose to each Contract Owner the existence of the Distribution Fee received by the Company pursuant to this Agreement in a form consistent with the requirements of applicable law.
     6. Termination.
          (a) Unless sooner terminated with respect to any Portfolio, this Agreement will continue with respect to a Portfolio only if the continuance of a form of this Agreement is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not “interested persons” (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-l Plan relating to such Portfolio or any agreement relating to such 12b-l Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.
          (b) This Agreement will automatically terminate with respect to a Portfolio in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Portfolio. This Agreement may be terminated with respect to any Portfolio by the Distributor or by the Company, without penalty, upon 60 days’ prior written notice to the other party. This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not “interested persons” (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-l Plan relating to such Portfolio or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Service Shares of such Portfolio on 60 days’ written notice.
          (c) In addition, either party may terminate this Agreement immediately if at any time it is determined by any federal or state regulatory authority that compensation to be paid under this Agreement is in violation of or inconsistent with any federal or state law.

     7. Miscellaneous.
          (a) No modification of any provision of this Agreement will be binding unless in writing and executed by the parties. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.
          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however that neither this Agreement nor any rights, privileges, duties, or obligations of the parties may be assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement.
          (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, exclusive of conflicts of laws.
          (d) This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

JANUS DISTRIBUTORS, INC.		PRINCIPAL LIFE INSURANCE COMPANY

By:	/s/ David R. Kowalski	By:	/s/ Steve Becker
Name:	David R. Kowalski	Name:	Steve Becker
Title:	Vice President	Title:	Associate Director

Exhibit A to Distribution and Shareholder Services Agreement

Name of Portfolio	Fee Factor*
All Portfolios of Janus Aspen Series	0.25%
(Service Shares)

*	Shall not exceed 0.25%

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
This amendment (the “Amendment”) is made and entered into as of October 16, 2001, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the “parties”) in order to modify that certain Fund Participation Agreement (the “Agreement”) entered into by the parties as of August 28, 2000.
The parties agree to amend the Agreement as follows:
1.	Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Janus Aspen Series

By:	/s/ Bonnie M. Howe
Name:	Bonnie M. Howe
Title:	Vice President

Principal Life Insurance Company

By:	/s/ Sarah J. Pitts

Name:	Sarah J. Pitts
Title:	Counsel
Contract# JAN-06060-2001-10-16-AMD

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company	Principal Life Insurance Company
Separate Account B	Variable Life Separate Account

The Principal® Variable Annuity	(1)	PrinFlex Life® Variable Life Insurance
	(2)	Survivorship Variable Universal Life Insurance
	(3)	Flexible Variable Life Insurance
	(4)	Flexible Premium Variable Universal Life Insurance

DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
Service Shares of Janus Aspen Series
(for Insurance Companies)
     This Agreement is made as of Aug. 28, 2000, by and between Janus Distributors, Inc. (the “Distributor”), a Colorado corporation, and Principal Life Insurance Company (the “Company”), an Iowa corporation.
Recitals
     A. The Company has entered into a participation agreement with Janus Aspen Series (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (the “1940 Act”) with respect to the purchase of a class of shares designated “Service Shares” of one or more series of the Trust (each a “Portfolio”) by certain separate accounts of the Company (“Accounts”).
     B. The Distributor serves as the distributor to Service Shares.
     C. The Company desires to provide certain distribution and shareholder services to owners (“Contract Owners”) of variable life insurance policies or variable annuity contracts (“Contracts”) in connection with their allocation of contract values in the Service Shares of the Portfolios and Distributor desires Company to provide such services, subject to the conditions of this Agreement.
     D. Pursuant to Rule 12b-l under the 1940 Act, the Service Shares of each Portfolio have adopted a Distribution and Shareholder Servicing Plan (the “12b-l Plan”) which, among other things, authorizes the Distributor to enter into this Agreement with organizations such as Company and to compensate such organizations out of each Portfolio’s average daily net assets attributable to the Service Shares.
Agreement
     1. Services of Company
          (a) The Company shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Contract Owners who allocate contract values to the Service Shares of the Portfolios: delivering prospectuses, statements of additional information, shareholder reports, proxy statements and marketing materials to prospective and existing Contract Owners; providing educational materials regarding the Service Shares; providing facilities to answer questions from prospective and existing Contract Owners about the Portfolios; receiving and answering correspondence; complying with federal and state securities laws pertaining
[ILLEGIBLE]

to the sale of Service Shares; assisting Contract Owners in completing application forms and selecting account options; and providing Contract Owner record-keeping and similar administrative services.
          (b) The Company will provide such office space and equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide such services to Contract Owners.
          (c) The Company will furnish to the Distributor, the Trust or their designees such information as the Distributor may reasonably request, and will otherwise cooperate with the Distributor in the preparation of reports to the Trust’s Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.
     2. Indemnification. The Company shall indemnify Distributor, the Trust, and their affiliates, directors, trustees, employees and shareholders for any loss (including without limitation, litigation costs and expenses and attorneys’ and experts’ fees) directly resulting from Company’s negligent or willful act, omission or error, or Company’s breach of this Agreement. Such indemnification shall survive termination of the Agreement.
     3. Maintenance of Records. The Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services herein. Upon the reasonable request of Distributor or the Trust, Company shall provide Distributor, the Trust or the representative of either, copies of all such records.
     4. Fees. In consideration of Company’s performance of the services described in this Agreement, Distributor shall pay to the Company a monthly fee (“Distribution Fee”) calculated as follows: the average aggregate amount invested in each month in the Service Shares of each Portfolio by the Accounts is multiplied by a pro-rata fee factor. The pro-rata fee factor is calculated by: (a) dividing the per annum factor set forth on Exhibit A for the Service Shares of each Portfolio by the number of days in the applicable year, and (b) multiplying the result by the actual number of days in the applicable month. The average aggregate amount invested over a one-month period shall be computed by totaling the aggregate investment by the Accounts (share net asset value multiplied by total number of shares held) on each calendar day during the month and dividing by the total number of calendar days during such month.
          Distributor will calculate the fee at the end of each month and will make such reimbursement to the Company. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Distributor and such other supporting data as may be reasonably requested by the Company.

     5. Representations, Warranties and Agreements. The Company represents, warrants, and covenants that:
          (a) It and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein;
          (b) It will not purchase Service Shares with Account assets derived from tax- qualified retirement plans except indirectly, through Contracts purchased in connection with such plans and the Service Fee does not include any payment to the Company that is prohibited under the Employee Retirement Income Securities Act of 1974 (“ERISA”) with respect to any assets of a Contract Owner invested in a Contract using the Portfolios as investment vehicles;
          (c) If required by applicable law, the Company will disclose to each Contract Owner the existence of the Distribution Fee received by the Company pursuant to this Agreement in a form consistent with the requirements of applicable law.
     6. Termination.
          (a) Unless sooner terminated with respect to any Portfolio, this Agreement will continue with respect to a Portfolio only if the continuance of a form of this Agreement is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not “interested persons” (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-l Plan relating to such Portfolio or any agreement relating to such 12b-l Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.
          (b) This Agreement will automatically terminate with respect to a Portfolio in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Portfolio. This Agreement may be terminated with respect to any Portfolio by the Distributor or by the Company, without penalty, upon 60 days’ prior written notice to the other party. This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not “interested persons” (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-l Plan relating to such Portfolio or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Service Shares of such Portfolio on 60 days’ written notice.
          (c) In addition, either party may terminate this Agreement immediately if at any time it is determined by any federal or state regulatory authority that compensation to be paid under this Agreement is in violation of or inconsistent with any federal or state law.

     7. Miscellaneous.
          (a) No modification of any provision of this Agreement will be binding unless in writing and executed by the parties. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.
          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however that neither this Agreement nor any rights, privileges, duties, or obligations of the parties may be assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement.
          (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, exclusive of conflicts of laws.
          (d) This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

JANUS DISTRIBUTORS, INC.		PRINCIPAL LIFE INSURANCE COMPANY

By:	/s/ David R. Kowalski	By:	/s/ Steve Becker
Name:	David R. Kowalski	Name:	Steve Becker
Title:	Vice President	Title:	Associate Director

Exhibit A to Distribution and Shareholder Services Agreement

Name of Portfolio	Fee Factor*
All Portfolios of Janus Aspen Series (Service Shares)	0.25%

*	Shall not exceed 0.25%

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(Service Shares)
This amendment (the “Amendment”) is made and entered into as of April 1, 2001, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the “parties”) in order to modify that certain Fund Participation Agreement (the “Agreement”) entered into by the parties as of August 28, 2000.
The parties agree to amend the Agreement as follows:
1.	Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

2.	Article VII, Notices, as to the Company is changed as follows:
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392-0300
Facsimile: 515-248-3011
Attn: Sarah Pitts, Counsel
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Janus Aspen Series

By:	/s/ Bonnie M. Howe
Name:	Bonnie M. Howe
Title:	Vice President

Principal Life Insurance Company

By:	/s/ David House
Name:	David House
Title:	Assistant Director
Contract# JAN-06060-2001-04-01-AMD

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company	Principal Life Insurance Company
Separate Account B	Variable Life Separate Account

The Principal® Variable Annuity	(1)	PrinFlex Life® Variable Life Insurance
	(2)	Survivorship Variable Universal Life Insurance
	(3)	Flexible Variable Life Insurance

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(SERVICE SHARES)
This amendment (the “Amendment”) is made and entered into as of May 1, 2002, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the “parties”) in order to modify that certain Fund Participation Agreement (the “Agreement”) entered into by the parties as of August 28, 2000.
The parties agree to amend the Agreement as follows:
1.	Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Janus Aspen Series

By:	/s/ Bonnie M. Howe
Name:	Bonnie M. Howe
Title:	Vice President

Principal Life Insurance Company

By:	/s/ David House
Name:	David House
Title:	Asst. Dir.
Contract# JAN-06060-2002-05-01-AMD

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company	Principal Life Insurance Company
Separate Account B	Variable Life Separate Account

(1) The Principal® Variable Annuity	(1)	PrinFlex Life® Variable Life Insurance
	(2)	Survivorship Variable Universal Life Insurance
(2) Principal Freedom Variable Annuity	(3)	Flexible Variable Life Insurance
	(4)	Principal Variable Universal Life Accumulator (VUL)
	(5)	Executive Variable Universal Life (EVUL)